UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2008

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

     On October 14, 2008, Hines Real Estate Investment Trust, Inc. (“Hines REIT”), Hines Real Estate Securities, Inc. (the “Dealer Manager”), Hines Advisors Limited Partnership (the “Advisor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) entered into a selected dealer agreement (the “Selected Dealer Agreement”) pursuant to which Ameriprise will act as a selected dealer to solicit, on a best efforts basis, subscriptions for shares of common stock in connection with Hines REIT’s third public offering (the “Offering”).  Hines REIT, the Dealer Manager and the Advisor are affiliates of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, and of Jeffrey C. Hines, the Chairman of the board of directors of Hines REIT.

     Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission equal to seven percent (7.0%) of the price of each share sold by Ameriprise (except for shares sold pursuant to Hines REIT’s dividend reinvestment plan (the “DRP”)); (ii) pay Ameriprise a marketing fee of up to one and one-half percent (1.5%) of the gross proceeds of shares sold by Ameriprise (except for shares sold pursuant to the DRP); (iii) reimburse Ameriprise for bona fide due diligence investigation expenses incurred by Ameriprise in connection with the Offering up to one-half percent (0.5%) of the gross proceeds of the shares sold by Ameriprise and (iv) subject to applicable Financial Industry Regulatory Authority limitations, pay for Ameriprise’s costs of technology associated with the Offering, related costs and expenses and other expenses related to the facilitation of the marketing of the Offering and the ownership of Offering shares by Ameriprise’s customers.  The 7.0% selling commission payable to Ameriprise pursuant to the Selected Dealer Agreement may be reduced or eliminated with respect to subscriptions subject to a separate fee arrangement between the investor and Ameriprise or volume or other discounts that are described in the Selected Dealer Agreement and the prospectus for the Offering.

     Subject to certain limitations set forth in the Selected Dealer Agreement, Hines REIT, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the Offering or in certain filings with the Securities and Exchange Commission and certain other public statements, or the breach by Hines REIT, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement.  In addition, Hines separately agreed to provide a limited indemnification to Ameriprise of these matters on a joint and several basis with the other entities and Hines REIT has agreed to indemnify and reimburse Hines for any amounts Hines is required to pay pursuant to this indemnification.

     The Advisor manages and performs Hines REIT’s day-to-day operations under an advisory agreement pursuant to which Hines REIT pays the Advisor certain fees and reimburses certain of its expenses. The Dealer Manager provides certain wholesaling and promotional services to Hines REIT in connection with the distribution of the Offering under a dealer manager agreement (the “Dealer Manager Agreement”) pursuant to which Hines REIT pays the Dealer Manager certain fees .  Pursuant to the Dealer Manager Agreement, the Advisor has agreed to reimburse the Dealer Manager for certain of the expenses that the Dealer Manager is obligated to pay under the Selected Dealer Agreement.

Item 8.01 Other Events.

Filed herewith as exhibit 99.1 to this Current Report on Form 8-K are pro forma financial statements for Hines REIT for the six months ended June 30, 2008 and for the year ended December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

1.1  Selected Dealer Agreement, dated October 14, 2008, by and among Hines Real Estate Investment Trust, Inc., Hines Real Estate Securities, Inc., Hines Advisors Limited Partnership and Ameriprise Financial Services, Inc.

99.1  Unaudited Pro Forma Consolidated Financial Statements for the Six Months Ended June 30, 2008 and for the Year Ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

October 20, 2008	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

1.1	Selected Dealer Agreement, dated October 14, 2008, by and among Hines Real Estate Investment Trust, Inc., Hines Real Estate Securities, Inc., Hines Advisors Limited Partnership and Ameriprise Financial Services, Inc.
99.1	Unaudited Pro Forma Consolidated Financial Statements for the Six Months Ended June 30, 2008 and the Year Ended December 31, 2007